EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3) of Inuvo, Inc. and to the incorporation by reference therein of our report dated March 28, 2011, with respect to the consolidated financial statements of Inuvo, Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.

Clearwater, Florida
July 21, 2011